                 FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT

     FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this "First Amendment"), dated as of July 6, 2006, among QUANTA CAPITAL HOLDINGS LTD., an exempted company organized under the laws of Bermuda (the "Company"), the Designated
Subsidiary Borrowers (as defined in the Credit Agreement referred to below)
party to the Credit Agreement referred to below, the undersigned lenders party to the Credit Agreement referred to below, and JPMORGAN CHASE BANK, N.A. (f/k/a
JPMorgan Chase Bank), as Administrative Agent (in such capacity, the
"Administrative Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

                              W I T N E S S E T H :

     WHEREAS, the Company, the Designated Subsidiary Borrowers, the lenders from time to time party thereto (the "Lenders"), the Administrative Agent, and BNP
Paribas, Calyon, New York Branch, Comerica Bank and Deutsche Bank AG New York
Branch, as Co-Documentation Agents (in such capacity, the "Co-Documentation
Agents") have entered into a Credit Agreement, dated as of July 13, 2004 and amended and restated as of July 11, 2005 (as amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement"); and

     WHEREAS, subject to the terms and conditions set forth below, the parties hereto wish to amend, modify and/or waive certain provisions of the Credit
Agreement as provided herein;

     NOW, THEREFORE, it is agreed;

I.   Permanent Amendments/Agreements

     1. As of the First Amendment Effective Date (as defined below), the Total
Commitment will be reduced from $250,000,000 to $225,000,000. The reduction of the Total Commitment under this Section 1 shall be applied to reduce the
Commitment of each Lender on a pro rata basis in accordance with each such
Lender's Applicable Percentage. As a result of the foregoing reduction, the
Commitment of each Lender as of the Amendment Effective Date shall be as set forth on Schedule 2.01 attached hereto.

     2. Schedule 2.17 to the Credit Agreement is hereby amended by deleting
"Quanta Specialty Lines Insurance Company" from said Schedule (thereby removing
Quanta Specialty Lines Insurance Company as a Designated Subsidiary Borrower
under the Credit Documents). Schedule 2.17, as so modified, is attached hereto.
The Company represents and warrants that as of the Amendment Effective Date, no
Loans are outstanding to Quanta Specialty Lines Insurance Company, and no
Letters of Credit issued for the account of Quanta Specialty Lines Insurance
Company are outstanding.

     3. Section 6.01(g) of the Credit Agreement is hereby amended by inserting the following new clauses (v) and (vi) at the end of such Section:

          "(v) Promptly following delivery or receipt thereof, a copy of any material written communication between the Company or any of its
     Subsidiaries and any

     Applicable Insurance Regulatory Authority (including, without limitation, a copy of any direction or other notification received by any Regulated
     Insurance Company from the Bermuda Monetary Authority pursuant to Section
     32 of the Insurance Act, 1978 of Bermuda).

          (vi) Promptly upon the Company becoming aware thereof, appointment of any inspector or any conservator (as defined in Section 8.05) for any
     Regulated Insurance Company."

II.  Temporary Amendments and Waivers

     1. The parties hereto acknowledge and agree that as of the First Amendment
Effective Date (a) no Loans are outstanding and (b) the aggregate Stated Amount of all outstanding Letters of Credit is approximately $213,500,000.00. The parties hereto hereby further agree that so long as all conditions precedent set forth in Section 5.02 of the Credit Agreement are satisfied at the time of each issuance or increase, new Letters of Credit shall be permitted to be issued and increases to the Stated Amount of existing Letters of Credit shall be permitted, in each case during the period (the "Waiver Period") on and after the First
Amendment Effective Date but prior to August 11, 2006; provided that, notwithstanding anything to the contrary contained herein or in any Credit
Document, without the prior written consent of the Required Lenders, (i) such new Letters of Credit and increases to the Stated Amount of existing Letters of
Credit shall be limited to those scheduled on Annex A to this First Amendment and such other new Letters of Credit and increases to existing Letters of Credit the aggregate amount of which does not exceed $2,372,522.68 (for an aggregate of
$7,500,000.00), (ii) except as provided in clause (i) above, no other Letters of
Credit may be issued and the Stated Amount of any other existing Letters of
Credit may not be increased, (iii) no Loans may be incurred and (iv) at the time of the issuance of any such new Letter of Credit or any such increase to an existing Letter of Credit, the respective Designated Subsidiary Borrower shall deliver to the Collateral Agent for credit to a segregated sub-account of such
Designated Subsidiary Borrower's Collateral Account an amount of cash and
Eligible Securities having a Borrowing Base value (determined as provided in the definition of "Advance Rate" contained in the Credit Agreement) equal to the
Stated Amount of such new Letter of Credit or the increase to the Stated Amount of such existing Letter of Credit.

     2. The Lenders hereby waive the provisions of Section 4.10(b) for the
Waiver Period, but only to the extent that a Material Adverse Effect has resulted or could reasonably be expected to result from the events described in the letter dated May 31, 2006 delivered by the Company to the Lenders.

     3. The Lenders hereby waive the provisions of Sections 3.03(a)(iii) and
7.13 and any Default or Event of Default arising under Section 8.03 of the
Credit Agreement, in each case as a result of (but solely as a result of) the failure by the Company to comply with the provisions of Section 7.13 of the
Credit Agreement, in each case at all times during the Waiver Period.

     4. Notwithstanding anything to the contrary contained in the First
Amendment or in the Credit Documents, no Collateral shall be released to any
Designated Subsidiary Borrower without the prior written consent of the Required
Lenders (or all Lenders to the extent required under the terms of the Credit
Documents).

                                      -2-

     5. The parties hereto agree that all amendments and waivers to the Credit
Agreement contained in Article II of this First Amendment shall terminate and be of no further force and effect following the Waiver Period.

III. Miscellaneous Provisions

     1. The Company hereby agrees to pay to each Lender which executes and delivers to the Administrative Agent a counterpart hereof (including by way of facsimile (or other electronic) transmission) by 5:00 p.m. (New York time) on
July 6, 2006, a non-refundable cash fee (the "Amendment Fee") in an amount equal to 0.05% of such Lender's Commitment as same is in effect on the First Amendment
Effective Date immediately after giving effect to the First Amendment (i.e., after giving effect to the reduction effected pursuant to Section (I)(1) above).
The Amendment Fee shall be due and payable on the First Amendment Effective Date
(and only payable so long as the First Amendment Effective Date occurs) and shall be paid by the Company to the Administrative Agent for distribution to the
Lenders entitled thereto.

     2. In order to induce the Lenders to enter into this First Amendment, each of the Company and each Designated Subsidiary Borrower hereby represents and warrants to the Administrative Agent and each Lender that (i) all of the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects on and as of the First Amendment Effective Date (as defined below) after giving effect to this First Amendment (unless such representations and warranties relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and (ii)
there exists no Default or Event of Default as of the First Amendment Effective
Date, after giving effect to this First Amendment.

     3. This First Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit
Agreement or any other Credit Document.

     4. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed signature page of this First Amendment by facsimile (or other electronic)
transmission shall be effective as delivery of a manually executed counterpart hereof. A complete set of counterparts executed by all the parties hereto shall be lodged with the Company and the Administrative Agent.

     5. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES
HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE
STATE OF NEW YORK.

     6. This First Amendment shall become effective on the date (the "First
Amendment Effective Date") when (i) the Company, the Designated Subsidiary
Borrowers and the Required Lenders shall have signed a counterpart hereof
(whether the same or different counterparts) and shall have delivered (including by way of facsimile (or other electronic) transmission) the same to the
Administrative Agent, c/o White & Case LLP, 1155 Avenue of the Americas, New
York, NY 10036, Attention: Lisa Alexander (Facsimile No. 212-354-8113;

                                      -3-

lalexander@whitecase.com), (ii) the Company shall have paid the Amendment Fee as provided in Section III(1) above and (iii) the Company shall have paid all outstanding costs and expenses of the Administrative Agent in connection with the Credit Agreement and this First Amendment (including, without limitation, all costs and expenses of counsel to the Administrative Agent in connection therewith and herewith).

     7. From and after the First Amendment Effective Date (but subject to
Section II(5) hereof), all references in the Credit Agreement and in the other
Credit Documents to the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified hereby. This First Amendment shall constitute a
Credit Document for all purposes under the Credit Agreement and the other Credit
Documents.

                                 *      *      *

                                      -4-

     IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be duly executed and delivered as of the date first above written.

                                        QUANTA CAPITAL HOLDINGS LTD.

                                        By: /s/ Jonathan J.R Dodd
                                            ------------------------------------
                                            Name: Jonathan J.R Dodd
                                            Title: Chief Financial Officer

                                        QUANTA REINSURANCE LTD.

                                        By: /s/ Jonathan J.R Dodd
                                            ------------------------------------
                                            Name: Jonathan J.R Dodd
                                            Title: Chief Financial Officer

                                        QUANTA U.S. HOLDINGS INC.

                                        By: /s/ Jonathan J.R Dodd
                                            ------------------------------------
                                            Name: Jonathan J.R Dodd
                                            Title: Chief Financial Officer

                                        QUANTA SPECIALTY LINES INSURANCE COMPANY

                                        By: /s/ Jonathan J.R Dodd
                                            ------------------------------------
                                            Name: Jonathan J.R Dodd
                                            Title: Chief Financial Officer

                                        QUANTA REINSURANCE U.S. LTD.

                                        By: /s/ Jonathan J.R Dodd
                                            ------------------------------------
                                            Name: Jonathan J.R Dodd
                                            Title: Chief Financial Officer

                                        QUANTA INDEMNITY COMPANY

                                        By: /s/ Jonathan J.R Dodd
                                            ------------------------------------
                                            Name: Jonathan J.R Dodd
                                            Title: Chief Financial Officer

                                        JPMORGAN CHASE BANK, N.A., Individually
                                        and as Administrative Agent

                                        By: /s/ Heather Lindstrom
                                            ------------------------------------
                                            Name: Heather Lindstrom
                                            Title: Vice President

                                         BNP PARIBAS

                                         By: /s/ Barry S. Folgenbaum
                                            ------------------------------------
                                            Name: Barry S. Folgenbaum
                                            Title: Managing Director

                                         By: /s/ Laurent Vanderzyppe
                                            ------------------------------------
                                            Name: Laurent Vanderzyppe
                                            Title: Managing Director

                                        CALYON, NEW YORK BRANCH

                                        By: /s/ Charles Kornberger
                                            ------------------------------------
                                            Name: Charles Kornberger
                                            Title: MD

                                        By: /s/ Sebastian Rocco
                                            ------------------------------------
                                            Name: Sebastian Rocco
                                            Title: Managing Director

                                        COMERICA BANK

                                        By:
                                            ------------------------------------
                                            Name: Chatphet Saipetch
                                            Title: Vice President

                                        BARCLAYS BANK PLC

                                        By:
                                            ------------------------------------
                                            Name: Arthur J. Olsen
                                            Title: Director

                                        ING BANK N.V. - LONDON BRANCH

                                        By: /s/ M. Sharman
                                            ------------------------------------
                                            Name: M. Sharman
                                            Title: Managing Director

                                        By: /s/ N. Marchant
                                            ------------------------------------
                                            Name: N. Marchant
                                            Title: Director

                                        DEUTSCHE BANK AG NEW YORK BRANCH

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                   SCHEDULE 2.01

                                   COMMITMENTS
                                   -----------

Lender                                                                Commitment
------                                                                ----------

JPMORGAN CHASE BANK, N.A.                                            $36,000,000

BNP PARIBAS                                                          $31,500,000

CALYON, NEW YORK BRANCH                                              $31,500,000

COMERICA BANK                                                        $31,500,000

DEUTSCHE BANK AG NEW YORK BRANCH                                     $31,500,000

BARCLAYS BANK PLC                                                    $31,500,000

ING BANK N.V., LONDON BRANCH                                         $31,500,000
                                                             -------------------
                                                             Total: $225,000,000

                                                                   SCHEDULE 2.17

                         DESIGNATED SUBSIDIARY BORROWERS

Quanta Reinsurance Ltd.
Quanta U.S. Holdings Inc.
Quanta Reinsurance U.S. Ltd.
Quanta Indemnity Company

                                                                         ANNEX A

                         NEW-INCREASED LETTERS OF CREDIT

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       DESIGNATED                                     NEW OR INCREASED    STATED AMOUNT OF L/C OR
  SUBSIDIARY BORROWER          BENEFICIARY                  L/C?             AMOUNT OF INCREASE
---------------------------------------------------------------------------------------------------

Quanta Reinsurance Ltd.   North Pointe Casualty      New                                $54,549.94
                          Insurance Company
---------------------------------------------------------------------------------------------------
Quanta Reinsurance Ltd.   Harco National Insurance   New                               $101,881.61
                          Company
---------------------------------------------------------------------------------------------------
Quanta Reinsurance Ltd.   Commonwealth Insurance     Increase                        $4,684,943.60
                          Company
---------------------------------------------------------------------------------------------------
Quanta Reinsurance Ltd.   National Interstate        Increase                          $286,102.17
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                                                                              Total: $5,127,477.32
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